                                                                    EXHIBIT 99.1

BROADWING PRESS RELEASE

INVESTOR CONTACT:                           MEDIA CONTACT:
Mike Hemsath                                Thomas Osha
513.397.7788                                513.397.7316
mike.hemsath@broadwing.com                  tom.osha@broadwing.com

                  BROADWING INC. REPORTS PROFIT FOR FIRST QUARTER 2003

    o    Reports EPS from Continuing Operations of $0.16 per Share
    o    Restructuring Continues to Strengthen Financial Position
    o    Closing of Sale of Broadband Business Remains on Track
    o    Corporate Name Returns to Cincinnati Bell Inc. on May 27th


CINCINNATI--May 6, 2003--Broadwing Inc. (NYSE:BRW) today announced its financial results for the first quarter of 2003. For the quarter, Broadwing reported net income of $124 million and earnings per share of $0.55. Reported results included a non-cash, non-recurring increase in net income of $86 million, or $0.39 per share, resulting from the cumulative effect of a change in accounting principle in accordance with SFAS 143. For the quarter, EPS from continuing operations was $0.16 per share.

Revenue was $481 million, an 11 percent decline from the prior year. While revenue at the company's Cincinnati Bell businesses increased 2 percent, the decline in consolidated revenue was attributable to its Broadwing Communications operations. In February, the company announced an agreement to sell substantially all of the assets of this business. Broadwing's operating income of $99 million increased $90 million, largely driven by an $80 million decline in depreciation and amortization expense.

For the quarter, the company had negative cash flow* of $31 million. During the quarter, the company incurred $46 million in one-time fees associated with its financial restructuring. Broadwing Communications consumed $33 million in cash, an improvement of 70 percent year over year and 17 percent sequentially. Excluding restructuring fees and cash consumed at Broadwing Communications, cash flow at the remaining businesses was $47 million.

"Broadwing's financial results for the first quarter clearly demonstrate that our restructuring efforts are having an impact," said Kevin Mooney, Broadwing's CEO. "As we continue to transition back to our Cincinnati Bell roots, we expect the stable and reliable performance of our Cincinnati Bell companies to produce strong cash flow to deleverage our balance sheet."

As announced last week, the company will return its corporate name to Cincinnati Bell Inc. and adopt the NYSE ticker symbol CBB. The company will begin trading under the new name and ticker symbol on May 27, 2003, following the completion of necessary NYSE filings and other notices.

Cincinnati Bell Operations
For the first quarter, Cincinnati Bell reported revenue of $297 million, a 2 percent increase over the same period a year ago. Revenue growth was derived primarily from data and internet services sold to business customers. Operating expenses declined 1 percent over the same period a year ago to $205 million primarily due to a reduction in depreciation and amortization expense. Operating income improved 8 percent to $92 million. Capital spending declined year over year by 17 percent to $21 million.

Local Communications Services
Broadwing's local-exchange subsidiary, Cincinnati Bell Telephone, produced revenue growth of 2 percent to $217 million for the first quarter. Operating expenses increased 1 percent to $145 million. Operating income of $72 million was up 2 percent versus the first quarter of 2002. Capital spending of $19 million represented just 9 percent of revenue.

Cincinnati Bell's bundled services offering, Complete Connections, added 7,300 subscribers during the quarter and now has over 296,000 subscribers. The company's penetration of bundled services among its residential access lines is 41 percent. Cincinnati Bell also launched Custom Connections during the quarter, a new bundled suite of services that includes local, long distance, wireless and ADSL and enables consumers to customize combinations of packages to meet their personal communication needs. As a result of this new bundled offering, the company also reported one of its most successful quarters in ADSL growth since launching the product by adding 8,400 new customers. Cincinnati Bell now has over 83,000 subscribers for an 8 percent penetration of total access lines.

At the end of the first quarter of 2003, Cincinnati Bell had approximately 1,009,000 access lines in service, a loss of 1.9 percent, or 19,300 lines, since the first quarter of 2002. The largest single component of line loss remains attributable to the disconnection of residential second access lines.

Wireless Services
For the first quarter, Cincinnati Bell Wireless reported revenue of $64 million, up 1 percent from the first quarter of 2002. Due mainly to a focus on cost control, operating expenses of $45 million declined 7 percent from the same quarter a year ago. Operating income improved 22 percent to $19 million and operating margin increased by 5 points to 30 percent. Capital spending of $2 million was 73 percent less than the same period a year ago and represented just 3 percent of revenue. For the quarter, postpaid churn was 1.8 percent and postpaid ARPU was $55 per month. Cincinnati Bell Wireless ended the first quarter with over 470,000 subscribers, an increase of 1 percent versus the prior year.

Other Communications Services
Other Communications Services, which includes the company's Cincinnati-area retail voice long distance and public payphone operations, reported revenue of $20 million, unchanged from a year ago. Operating expenses of $19 million represented a decrease of 7 percent over the first quarter of 2002. Operating income was $1 million, an improvement of $2 million from the comparable period in 2002.

Market share for Cincinnati Bell Any Distance, the company's Cincinnati-area retail voice long distance offering, improved to 70 percent in the residential market and 44 percent in the business market, an improvement of 1 point and 5 points, respectively, from a year ago.

Broadband Services
For the first quarter of 2003, Broadwing Communications' revenue declined 22 percent to $211 million. The reduction was due to customer bankruptcies, exiting lines of business, and economic and industry factors driving weak demand in the carrier and IT hardware markets. Operating expenses of $201 million represented a 41 percent decrease from the first quarter in 2002, due largely to a reduction in depreciation and amortization and restructuring charges. As a result, operating income of $10 million represented an $84 million improvement over the first quarter of 2002. Capital spending of $1 million in the first quarter was $26 million less than the first quarter of 2002.

As previously reported, the terms of the company's financial restructuring limit Broadwing Inc.'s funding of Broadwing Communications. As of March 31, 2003, Broadwing Communications had total liquidity available of $58 million.

"Our Cincinnati Bell businesses delivered another solid quarter despite a weak market," said Jack Cassidy, chief operating officer, Broadwing Inc. "Throughout 2003 we will continue to focus on driving top line stability and retention through our bundled offerings and achieving bottom line growth through continued productivity and efficiency gains. In our Broadwing Communications business we will continue to focus on controlling costs and operating the business in the most efficient manner until the closing of the sale."

Restructuring Activity
As previously announced, the company successfully completed several elements of its strategic restructuring plan during the first quarter. In February, the company announced an agreement to sell substantially all of the assets of its broadband business, Broadwing Communications Services Inc. In March, the company closed on a comprehensive amendment to its bank credit facilities that, among other things, extended its liquidity until 2006. At the same time, the company closed and funded $350 million in new financing which was used to permanently retire $220 million in bank debt. Also the company announced exchange offers whereby certain securities of its Broadwing Communications subsidiary would be exchanged into common shares of the parent company, Broadwing Inc., upon closing of the asset sale.

"Broadwing's liquidity has been substantially strengthened by our restructuring activities," said Tom Schilling, chief financial officer of Broadwing Inc. "The company produced EPS from continuing operations of $0.16 per share this quarter and will continue to use the solid cash flow from our Cincinnati Bell operations to reduce debt and strengthen our balance sheet."

"I'm pleased with the substantial progress that we have made on our restructuring plan including, the strategic realignment of our company, the successful completion of a comprehensive amendment to our credit facilities, and the raising of new capital," said Mooney. "We have more work ahead of us to finalize our restructuring. However, we are committed to running our Cincinnati Bell operations with a continued focus on customer service and efficiency, closing the sale of our broadband business, strengthening our financial position, and creating value for our shareholders."

                                       ###
*The company has presented certain information regarding cash flow in the preceding discussion because the company believes cash flow provides a useful measure of a company's operational performance, liquidity and financial health. Cash flow is defined by the company as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, loans from (to) corporate in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations in investing activities. Cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies. These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Broadwing Inc. management uses this information when evaluating the company's results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company's current results of operations and cash flows with past and future periods.

CONFERENCE CALL/WEBCAST
Broadwing Inc. will host a conference call discussing its first quarter 2003 results on Tuesday, May 6, 2003 at 9:30 am EDT, which will be web-cast on the company's website at www.broadwing.com.

ABOUT BROADWING
Broadwing Inc. (NYSE: BRW) is an integrated communications company comprised of Broadwing Communications and Cincinnati Bell. Broadwing Communications leads the industry as the world's first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,700-mile optical network and its award-winning IP backbone. Cincinnati Bell is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence and financial strength. The company was recently ranked number one in customer satisfaction, for the second year in a row, by J.D. Power and Associates for local residential telephone service and residential long distance among mainstream users and received the number one ranking in wireless customer satisfaction in its Cincinnati market. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, and to obtain detail of the company's definition of cash flow, visit www.broadwing.com.

NOTE: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, Broadwing's ability to complete the sale of its broadband business, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2002 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.

BROADWING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

        (in millions - except per share amounts)

                                                                                       For the Three Months
                                                                                          Ended March 31,                    %
                                                                                      2003               2002             Change
                                                                                 ---------------    ---------------     ------------

        REVENUE                                                                         $ 480.7            $ 542.8         (11%)

        COSTS & EXPENSES
          Cost of Services and Products                                                   219.4              268.0         (18%)
          Selling, General & Administrative                                               120.3              127.8         (6%)
          Depreciation and Amortization                                                    41.5              121.6         (66%)
          Restructuring                                                                      --               16.5        (100%)
          Asset Impairments and Other Charges (Credits)                                     0.3               (0.3)         n/m
                                                                                 ---------------    ---------------

            Operating Income                                                               99.2                9.2          n/m

        Minority Interest Expense                                                          14.1               14.2         (1%)
        Other Income, Net                                                                  (0.1)              (0.9)        (89%)
        Interest Expense                                                                   45.3               38.3          18%
                                                                                 ---------------    ---------------

            Income (Loss) from Continuing Operations before Income Taxes,
            Discontinued Operations and Cumulative Effect of
            Change in Accounting Principle                                                 39.9              (42.4)         n/m

        Income Tax Expense (Benefit)                                                        2.0               (8.9)         n/m
                                                                                 ---------------    ---------------

            Income (Loss) from Continuing Operations before Discontinued
            Operations and Cumulative Effect of Change in Accounting Principle             37.9              (33.5)         n/m

        Discontinued Operations, Net of Taxes                                                --              217.8        (100%)

        Cumulative Effect of Change in Accounting Principle, Net of Taxes                  85.9           (2,008.7)         n/m
                                                                                 ---------------    ---------------

            Net Income (Loss)                                                             123.8           (1,824.4)         n/m

        Preferred Stock Dividends                                                           2.6                2.6            -
                                                                                 ---------------    ---------------

        Net Income (Loss) Applicable to Common Shareowners                              $ 121.2         $ (1,827.0)         n/m
                                                                                 ===============    ===============

        BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE
          Income (Loss) from Continuing Operations before Discontinued
            Operations and Cumulative Effect of Change in Accounting Principle           $ 0.16            $ (0.17)
          Discontinued Operations, Net of Taxes                                              --               1.00
          Cumulative Effect of Change in Accounting Principle, Net of Taxes                0.39              (9.21)
                                                                                 ---------------    ---------------
            Net Earnings (Loss) Per Common Share                                         $ 0.55            $ (8.38)
                                                                                 ===============    ===============

        WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
          - Basic                                                                         218.9              218.2
          - Diluted                                                                       219.9              218.2


BROADWING INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(UNAUDITED)

        (dollars in millions)                                                          For the Three Months
                                                                                          Ended March 31,                    %
                                                                                      2003               2002             Change
                                                                                 ---------------    ---------------     ------------

        REVENUE

          Broadband                                                                     $ 210.6            $ 269.0         (22%)
          Local                                                                           216.7              213.1          2%
          Wireless                                                                         63.9               63.5          1%
          Other                                                                            20.0               20.1           -
          Corporate and eliminations                                                      (30.5)             (22.9)         33%
                                                                                 ---------------    ---------------
            Total Revenue                                                                $ 480.7            $ 542.8         (11%)
                                                                                 ===============    ===============

        COST OF SERVICES AND PRODUCTS

          Broadband                                                                     $ 129.1            $ 172.2         (25%)
          Local                                                                            78.0               70.4          11%
          Wireless                                                                         25.7               28.8         (11%)
          Other                                                                            14.7               16.1         (9%)
          Corporate and eliminations                                                      (28.1)             (19.5)         44%
                                                                                 ---------------    ---------------
            Total Cost of Services and Products                                         $ 219.4            $ 268.0         (18%)
                                                                                 ===============    ===============

        SELLING, GENERAL & ADMINISTRATIVE

          Broadband                                                                      $ 69.7             $ 77.3         (10%)
          Local                                                                            35.6               36.4         (2%)
          Wireless                                                                         11.2               11.5         (3%)
          Other                                                                             3.9                4.0         (3%)
          Corporate and eliminations                                                       (0.1)              (1.4)        (93%)
                                                                                ---------------    ---------------
            Total Selling, General & Administrative                                   $ 120.3            $ 127.8         (6%)
                                                                                 ===============    ===============

        DEPRECIATION AND AMORTIZATION

          Broadband                                                                       $ 2.0             $ 77.8         (97%)
          Local                                                                            31.2               35.8         (13%)
          Wireless                                                                          7.6                7.5          1%
          Other                                                                             0.5                0.4          25%
          Corporate and eliminations                                                        0.2                0.1         100%
                                                                                 ---------------    ---------------
            Total Depreciation and Amortization                                          $ 41.5            $ 121.6         (66%)
                                                                                 ===============    ===============

        RESTRUCTURING

          Broadband                                                                         $ -             $ 15.9        (100%)
          Local                                                                               -                0.4        (100%)
          Wireless                                                                            -                  -          n/m
          Other                                                                               -                  -          n/m
          Corporate and eliminations                                                          -                0.2        (100%)
                                                                                 ---------------    ---------------
            Total Restructuring                                                             $ -             $ 16.5        (100%)
                                                                                 ===============    ===============

        ASSET IMPAIRMENTS AND OTHER CHARGES (CREDITS)

          Broadband                                                                         $ -             $ (0.3)       (100%)
          Local                                                                             0.3                  -          n/m
          Wireless                                                                            -                  -          n/m
          Other                                                                               -                  -          n/m
          Corporate and eliminations                                                          -                  -          n/m
                                                                                 ---------------    ---------------
            Total Asset Impairments and Other Charges (Credits)                           $ 0.3             $ (0.3)         n/m
                                                                                 ===============    ===============

        OPERATING INCOME

          Broadband                                                                       $ 9.8            $ (74.0)         n/m
          Local                                                                            71.5               70.0          2%
          Wireless                                                                         19.3               15.8          22%
          Other                                                                             1.0               (0.5)         n/m
          Corporate and eliminations                                                       (2.4)              (2.1)         14%
                                                                                 ---------------    ---------------
            Total Operating Income                                                       $ 99.2              $ 9.2          n/m
                                                                                 ===============    ===============


BROADWING INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

        (in millions - except debt covenants and segment information)

                                                                  March 31,      December 31,
                                                                    2003             2002
                                                               --------------    -------------
        ASSETS

        Cash and Cash Equivalents                                     $ 36.4           $ 44.9
        Restricted Cash                                                  7.0              7.0
        Receivables - Net                                              182.8            290.6
        Other Current Assets                                            65.1             67.3
        Short-Term Assets Held for Sale                                 94.4                -
        Property, Plant and Equipment - Net                            933.5            867.9
        Goodwill                                                        40.9             40.9
        Other Intangible Assets - Net                                   66.8             66.9
        Other Noncurrent Assets                                        112.5             82.1
        Long-Term Assets Held for Sale                                  54.8                -
                                                               --------------    -------------
           Total Assets                                            $ 1,594.2        $ 1,467.6
                                                               ==============    =============


        LIABILITIES AND SHAREOWNERS' DEFICIT

        Debt Maturing in One Year                                    $ 356.3          $ 203.7
        Current Portion of Unearned Revenue and
          Customer Deposits                                             29.8            108.9
        Other Current Liabilities                                      299.1            424.5
        Short-Term Liabilities to be Assumed in Sale                   133.7                -
        Long-Term Debt, Less Current Portion                         2,184.1          2,354.7
        Unearned Revenue, Less Current Portion                           2.6            293.3
        Other Noncurrent Liabilities                                   235.8            186.9
        Long-Term Liabilities to be Assumed in Sale                    285.5                -
        Minority Interest                                              445.7            443.9
        Common Shareowners' Deficit                                 (2,378.4)        (2,548.3)
                                                               --------------    -------------
           Total Liabilities and Shareowners' Deficit              $ 1,594.2        $ 1,467.6
                                                               ==============    =============


        OTHER DATA:

        Common Shares Outstanding at Balance Sheet Date                218.9            218.7

        Net Debt                                                   $ 2,951.8        $ 2,957.4

        Credit Facility Availability                                 $ 268.9          $ 163.9

        DEBT COVENANTS (SEE NOTE 1):

        Debt to EBITDA Ratio - Calculated                               4.19              n/a
        Debt to EBITDA Ratio - Required                                 5.20              n/a

        Senior Secured Debt to EBITDA Ratio - Calculated                2.77              n/a
        Senior Secured Debt to EBITDA Ratio - Required                  3.45              n/a

        Interest Coverage Ratio - Calculated                            5.06              n/a
        Interest Coverage Ratio - Required                              3.75              n/a

        Year-to-date Capital Expenditures - Actual                      21.5              n/a
        Maximum Annual Capital Expenditures - Allowed                  146.0              n/a

        SEGMENT INFORMATION:

        Local Access Lines                                         1,009,000        1,012,000
        Wireless Subscribers                                         470,000          470,000


        Note 1: The company renegotiated its debt covenants in March 2003 in conjunction with its refinancing, which rendered historical covenant information irrelevant.

BROADWING INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(UNAUDITED)

     (dollars in millions)                                                FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                                                      -------------------------------------------------

     SFAS 95 CONSOLIDATING CASH FLOW                                      BROADBAND         LOCAL         WIRELESS
                                                                      -------------------------------------------------

     SFAS 95 Cash provided by (used in) operating activities                 $ (32.2)         $ 53.8         $ 21.8

       Capital expenditures                                                     (0.5)          (19.1)          (2.1)
       Proceeds from sale of investments                                           -               -              -
                                                                      -------------------------------------------------
     SFAS 95 Cash provided by (used in) investing activities                    (0.5)          (19.1)          (2.1)

       Issuance of long-term debt                                               30.0               -              -
       Repayment of long-term debt                                                 -               -              -
       Loan from (to) corporate                                                  8.3           (35.5)         (19.5)
       Short-term borrowings (repayments), net                                  (1.4)            0.4              -
       Debt issuance costs                                                         -               -              -
       Issuance of common shares - exercise of stock options                       -               -              -
       Minority interest and preferred stock dividends paid                        -               -              -
                                                                      -------------------------------------------------
     SFAS 95 Cash provided by (used in) financing activities                    36.9           (35.1)         (19.5)

                                                                      -------------------------------------------------
     Net increase (decrease) in cash and cash equivalents                        4.2            (0.4)           0.2
     Cash and cash equivalents and beginning of period                           2.9             2.6            0.8
                                                                      -------------------------------------------------
     Cash and cash equivalents and end of period                               $ 7.1           $ 2.2          $ 1.0
                                                                      =================================================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY
       THE COMPANY
     Net increase (decrease) in cash and cash equivalents                      $ 4.2          $ (0.4)         $ 0.2
     Less adjustments:
       Issuance of long term debt (financing activities)                        30.0               -              -
       Repayment of long-term debt (financing activities)                          -               -              -
       Loan from (to) corporate (financing activities)                           8.3           (35.5)         (19.5)
       Short-term borrowings (repayments), net (financing activities)           (1.4)            0.4              -
                                                                      -------------------------------------------------

       Cash flow (as defined by the company)                                 $ (32.7)         $ 34.7         $ 19.7
                                                                      =================================================


     Cash Expenditures for Restructuring                                      $ (4.6)         $ (0.4)           $ -

     Cash Received for Income Tax Refunds (net of tax payments)               $ (0.5)            $ -            $ -




     (dollars in millions)                                                 FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                                                     -----------------------------------------------------
                                                                                         BROADWING
     SFAS 95 CONSOLIDATING CASH FLOW                                      OTHER          CORPORATE           CONSOLIDATED
                                                                     ------------------------------     ------------------

     SFAS 95 Cash provided by (used in) operating activities                 $ 1.9         $ (12.6)                $ 32.7

       Capital expenditures                                                   (0.3)              -                  (22.0)
       Proceeds from sale of investments                                         -             3.8                    3.8
                                                                     ------------------------------     ------------------
     SFAS 95 Cash provided by (used in) investing activities                  (0.3)            3.8                  (18.2)

       Issuance of long-term debt                                                -           350.0                  380.0
       Repayment of long-term debt                                               -          (356.1)                (356.1)
       Loan from (to) corporate                                               (1.5)           48.2                      -
       Short-term borrowings (repayments), net                                   -               -                   (1.0)
       Debt issuance costs                                                       -           (44.6)                 (44.6)
       Issuance of common shares - exercise of stock options                     -             1.3                    1.3
       Minority interest and preferred stock dividends paid                      -            (2.6)                  (2.6)
                                                                     ------------------------------     ------------------
     SFAS 95 Cash provided by (used in) financing activities                  (1.5)           (3.8)                 (23.0)

                                                                     ------------------------------     ------------------
     Net increase (decrease) in cash and cash equivalents                      0.1           (12.6)                  (8.5)
     Cash and cash equivalents and beginning of period                           -            38.6                   44.9
                                                                     ------------------------------     ------------------
     Cash and cash equivalents and end of period                             $ 0.1          $ 26.0                 $ 36.4
                                                                     ==============================     ==================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY
       THE COMPANY
     Net increase (decrease) in cash and cash equivalents                    $ 0.1         $ (12.6)                $ (8.5)
     Less adjustments:
       Issuance of long term debt (financing activities)                         -           350.0                  380.0
       Repayment of long-term debt (financing activities)                        -          (356.1)                (356.1)
       Loan from (to) corporate (financing activities)                        (1.5)           48.2                      -
       Short-term borrowings (repayments), net (financing activities)            -               -                   (1.0)
                                                                     ------------------------------     ------------------

       Cash flow (as defined by the company)                                 $ 1.6         $ (54.7)               $ (31.4)
                                                                     ==============================     ==================


     Cash Expenditures for Restructuring                                       $ -          $ (0.7)                $ (5.7)

     Cash Received for Income Tax Refunds (net of tax payments)                $ -             $ -                 $ (0.5)


BROADWING INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(UNAUDITED)

     (dollars in millions)                                                       FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
                                                                               ------------------------------------------------

     SFAS 95 CONSOLIDATING CASH FLOW                                              BROADBAND         LOCAL         WIRELESS
                                                                               ------------------------------------------------

     SFAS 95 Cash provided by (used in) operating activities                      $ (31.2)         $ 83.3         $ 17.9

       Capital expenditures                                                          (8.0)          (23.2)          (4.3)
                                                                               ---------------------------------------------
     SFAS 95 Cash provided by (used in) investing activities                         (8.0)          (23.2)          (4.3)

       Issuance of long-term debt                                                    38.0               -              -
       Repayment of long-term debt                                                      -               -              -
       Loan from (to) corporate                                                     (11.0)          (61.0)         (13.7)
       Short-term borrowings (repayments), net                                        2.1            (1.6)             -
       Debt issuance costs                                                              -               -              -
       Purchase of Broadwing shares for treasury and employee benefit plans             -               -              -
       Issuance of common shares - exercise of stock options                            -               -              -
       Minority interest and preferred stock dividends paid                             -               -              -
                                                                               ---------------------------------------------
     SFAS 95 Cash provided by (used in) financing activities                         29.1           (62.6)         (13.7)

                                                                               ---------------------------------------------
     Net increase (decrease) in cash and cash equivalents                           (10.1)           (2.5)          (0.1)
     Cash and cash equivalents and beginning of period                               13.0             5.1            0.9
                                                                               ---------------------------------------------
     Cash and cash equivalents and end of period                                    $ 2.9           $ 2.6          $ 0.8
                                                                               =============================================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY THE COMPANY
     Net increase (decrease) in cash and cash equivalents                         $ (10.1)         $ (2.5)        $ (0.1)
     Less adjustments:
       Change in restricted cash (operating activities)                                 -               -              -
       Issuance of long term debt (financing activities)                             38.0               -              -
       Repayment of long-term debt (financing activities)                               -               -              -
       Loan from (to) corporate (financing activities)                              (11.0)          (61.0)         (13.7)
       Short-term borrowings (repayments), net (financing activities)                 2.1            (1.6)             -
                                                                               ---------------------------------------------

       Cash flow (as defined by the company)                                      $ (39.2)         $ 60.1         $ 13.6
                                                                               =============================================


     Cash Expenditures for Restructuring                                           $ (7.9)         $ (0.8)           $ -

     Cash Received for Income Tax Refunds (net of tax payments)                       $ -             $ -            $ -




     (dollars in millions)                                                      FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
                                                                               -----------------------------------------------
                                                                                                                   BROADWING
     SFAS 95 CONSOLIDATING CASH FLOW                                             OTHER        CORPORATE           CONSOLIDATED
                                                                               ------------------------     ------------------

     SFAS 95 Cash provided by (used in) operating activities                     $ 0.1          $ (7.5)                $ 62.6

       Capital expenditures                                                       (0.4)           (0.1)                 (36.0)
                                                                               ------------------------     ------------------
     SFAS 95 Cash provided by (used in) investing activities                      (0.4)           (0.1)                 (36.0)

       Issuance of long-term debt                                                    -               -                   38.0
       Repayment of long-term debt                                                   -           (51.2)                 (51.2)
       Loan from (to) corporate                                                    0.3            85.4                      -
       Short-term borrowings (repayments), net                                       -               -                    0.5
       Debt issuance costs                                                           -            (0.8)                  (0.8)
       Purchase of Broadwing shares for treasury and employee benefit plans          -            (0.6)                  (0.6)
       Issuance of common shares - exercise of stock options                         -             0.3                    0.3
       Minority interest and preferred stock dividends paid                          -            (2.6)                  (2.6)
                                                                               ------------------------     ------------------
     SFAS 95 Cash provided by (used in) financing activities                       0.3            30.5                  (16.4)

                                                                               ------------------------     ------------------
     Net increase (decrease) in cash and cash equivalents                            -            22.9                   10.2
     Cash and cash equivalents and beginning of period                               -            15.7                   34.7
                                                                               ------------------------     ------------------
     Cash and cash equivalents and end of period                                   $ -          $ 38.6                 $ 44.9
                                                                               ========================     ==================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY THE COMPANY
     Net increase (decrease) in cash and cash equivalents                          $ -          $ 22.9                 $ 10.2
     Less adjustments:
       Change in restricted cash (operating activities)                              -            (7.0)                  (7.0)
       Issuance of long term debt (financing activities)                             -               -                   38.0
       Repayment of long-term debt (financing activities)                            -           (51.2)                 (51.2)
       Loan from (to) corporate (financing activities)                             0.3            85.4                      -
       Short-term borrowings (repayments), net (financing activities)                -               -                    0.5
                                                                              -------------------------     ------------------

       Cash flow (as defined by the company)                                    $ (0.3)         $ (4.3)                $ 29.9
                                                                              =========================     ==================


     Cash Expenditures for Restructuring                                           $ -          $ (3.7)               $ (12.4)

     Cash Received for Income Tax Refunds (net of tax payments)                    $ -             $ -                    $ -


BROADWING INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(UNAUDITED)

     (dollars in millions)                                                            FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                                                                   ------------------------------------------------

     SFAS 95 CONSOLIDATING CASH FLOW                                                 BROADBAND         LOCAL         WIRELESS
                                                                                   ------------------------------------------------

     SFAS 95 Cash provided by (used in) operating activities                              $ (68.9)         $ 69.6          $ 7.5

       Capital expenditures                                                                 (26.8)          (17.9)          (7.7)
       Proceeds from sale of investments                                                        -               -              -
       Proceeds from sale of discontinued operations                                            -               -              -
                                                                                   ------------------------------------------------
     SFAS 95 Cash provided by (used in) investing activities                                (26.8)          (17.9)          (7.7)

       Issuance of long-term debt                                                            52.0               -              -
       Repayment of long-term debt                                                              -               -              -
       Loan from (to) corporate                                                              54.7           (50.6)          (0.3)
       Short-term borrowings (repayments), net                                               (0.5)           (1.1)             -
       Debt issuance costs                                                                      -               -              -
       Issuance of common shares - exercise of stock options                                    -               -              -
       Minority interest and preferred stock dividends paid                                 (12.3)              -              -
                                                                                   ------------------------------------------------
     SFAS 95 Cash provided by (used in) financing activities                                 93.9           (51.7)          (0.3)

                                                                                   ------------------------------------------------
     Net increase (decrease) in cash and cash equivalents                                    (1.8)              -           (0.5)
     Cash and cash equivalents and beginning of period                                       11.6               -            1.1
                                                                                   ------------------------------------------------
     Cash and cash equivalents and end of period                                            $ 9.8             $ -          $ 0.6
                                                                                   ================================================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY THE COMPANY
     Net increase (decrease) in cash and cash equivalents                                  $ (1.8)            $ -         $ (0.5)
     Less adjustments:
       Issuance of long term debt (financing activities)                                     52.0               -              -
       Repayment of long-term debt (financing activities)                                       -               -              -
       Loan from (to) corporate (financing activities)                                       54.7           (50.6)          (0.3)
       Short-term borrowings (repayments), net (financing activities)                        (0.5)           (1.1)             -
       Proceeds from the sale of discontinued operations (investing activities)                 -               -              -
                                                                                   ------------------------------------------------

       Cash flow (as defined by the company)                                             $ (108.0)         $ 51.7         $ (0.2)
                                                                                   ================================================


     Cash Expenditures for Restructuring                                                  $ (31.9)         $ (4.6)           $ -

     Cash Received for Income Tax Refunds (net of tax payments)                             $ 0.1           $ 0.1          $ 0.6





     (dollars in millions)                                                            FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                                                                   ------------------------------------------------
                                                                                                   CORPORATE         BROADWING
     SFAS 95 CONSOLIDATING CASH FLOW                                                 OTHER        & DISC OPS       CONSOLIDATED
                                                                                   ----------------------------- ------------------

     SFAS 95 Cash provided by (used in) operating activities                             $ (2.7)        $ (22.9)           $ (17.4)

       Capital expenditures                                                                (0.2)           (0.1)             (52.7)
       Proceeds from sale of investments                                                      -            23.3               23.3
       Proceeds from sale of discontinued operations                                          -           345.0              345.0
                                                                                   ----------------------------- ------------------
     SFAS 95 Cash provided by (used in) investing activities                               (0.2)          368.2              315.6

       Issuance of long-term debt                                                             -               -               52.0
       Repayment of long-term debt                                                            -          (336.2)            (336.2)
       Loan from (to) corporate                                                             3.0            (6.8)                 -
       Short-term borrowings (repayments), net                                                -            (0.1)              (1.7)
       Debt issuance costs                                                                    -            (2.8)              (2.8)
       Issuance of common shares - exercise of stock options                                  -             0.4                0.4
       Minority interest and preferred stock dividends paid                                   -            (2.7)             (15.0)
                                                                                   ----------------------------- ------------------
     SFAS 95 Cash provided by (used in) financing activities                                3.0          (348.2)            (303.3)

                                                                                   ----------------------------- ------------------
     Net increase (decrease) in cash and cash equivalents                                   0.1            (2.9)              (5.1)
     Cash and cash equivalents and beginning of period                                        -            17.3               30.0
                                                                                   ----------------------------- ------------------
     Cash and cash equivalents and end of period                                          $ 0.1          $ 14.4             $ 24.9
                                                                                   ============================= ==================


     RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY THE COMPANY
     Net increase (decrease) in cash and cash equivalents                                 $ 0.1          $ (2.9)            $ (5.1)
     Less adjustments:
       Issuance of long term debt (financing activities)                                      -               -               52.0
       Repayment of long-term debt (financing activities)                                     -          (336.2)            (336.2)
       Loan from (to) corporate (financing activities)                                      3.0            (6.8)                 -
       Short-term borrowings (repayments), net (financing activities)                         -            (0.1)              (1.7)
       Proceeds from the sale of discontinued operations (investing activities)               -           345.0              345.0
                                                                                   ----------------------------- ------------------

       Cash flow (as defined by the company)                                             $ (2.9)         $ (4.8)           $ (64.2)
                                                                                   ============================= ==================


     Cash Expenditures for Restructuring                                                    $ -          $ (0.6)           $ (37.1)

     Cash Received for Income Tax Refunds (net of tax payments)                           $ 0.1           $ 1.6              $ 2.5


BROADWING INC.
NET DEBT CALCULATION
(UNAUDITED)


                                                                                              MARCH 31,            DECEMBER 31,
       (dollars in millions)                                                                    2003                   2002
                                                                                        -----------------------------------------

     Credit Facilities                                                                          $ 1,322.0              $ 1,648.1
     16% Senior subordinated notes of Broadwing Inc.                                                350.2                      -
     Cincinnati Bell Telephone notes                                                                270.0                  270.0
     9% Senior subordinated notes of Broadwing Communications                                        46.0                   46.0
     12 1/2% Senior notes of Broadwing Communications                                                 0.8                    0.8
     7 1/4% Senior secured notes of Broadwing Inc.                                                   50.0                   50.0
     6 3/4% Convertible subordinated notes of Broadwing Inc.                                        511.3                  502.8
     Capital leases (See Note 2)                                                                     38.7                   39.0
     Other short-term debt                                                                            2.0                    2.6
     Unamortized discount                                                                           (48.5)                  (0.9)
     Minority interest                                                                              445.7                  443.9
                                                                                        ------------------     ------------------

        Total Debt and Minority Interest                                                          2,988.2                3,002.3

     Less: Cash and Cash Equivalents                                                                 36.4                   44.9
                                                                                        ------------------     ------------------

        Net Debt (as defined by the company)                                                    $ 2,951.8              $ 2,957.4
                                                                                        ==================     ==================




                                                                                                      CHANGE
                                                                                          ------------------------
       (dollars in millions)                                                                   $           %
                                                                                          ------------------------

     Credit Facilities                                                                       $ (326.1)       (20%)
     16% Senior subordinated notes of Broadwing Inc.                                            350.2         n/m
     Cincinnati Bell Telephone notes                                                                -           -
     9% Senior subordinated notes of Broadwing Communications                                       -           -
     12 1/2% Senior notes of Broadwing Communications                                               -           -
     7 1/4% Senior secured notes of Broadwing Inc.                                                  -           -
     6 3/4% Convertible subordinated notes of Broadwing Inc.                                      8.5          2%
     Capital leases (See Note 2)                                                                 (0.3)        (1%)
     Other short-term debt                                                                       (0.6)        n/m
     Unamortized discount                                                                       (47.6)        n/m
     Minority interest                                                                            1.8           -
                                                                                          ------------

        Total Debt and Minority Interest                                                        (14.1)          -

     Less: Cash and Cash Equivalents                                                             (8.5)       (19%)
                                                                                          ------------

        Net Debt (as defined by the company)                                                   $ (5.6)          -
                                                                                          ============


     Note 2: Includes $2.1 million of capital leases that will be assumed by C III Communications LLC in connection with the sale of substantially all of the assets of the Broadband segment.